Exhibit 99.1

FOR RELEASE:	April 8, 2010
WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS FINANCIAL RESULTS FOR 2009

Asheville, North Carolina – Weststar Financial Services Corporation (OTC BB: “WFSC”) today reported preliminary financial results for 2009.  Consolidated assets increased 10.3% over December 31, 2008 to $223.7 million.  Deposits for this period reflected a 15.4% increase to $197.1 million  at December 31, 2009 over the prior year.  Total loans on December 31, 2009 were $185.5 million representing an increase of 8.3% from the year earlier.  Shareholders’ equity increased 2.0% from December 31, 2008 to $16.8 million at December 31, 2009.

For the twelve months ended December 31, 2009 net loss totaled $73 thousand, which compared to net income of $1,301 thousand for December 31, 2008 or $(.03) and $.57, respectively, on a diluted per share basis.

For the three months ended December 31, 2009, consolidated net loss  totaled $863 thousand compared to net income of $282 thousand for the comparable period in 2008 or $(.40) and $.12, respectively, on a diluted per share basis.

Earnings performance for both the quarter and year-to-date periods were impacted primarily by an aggressive increase in provision for loan losses as a result of growth in the loan portfolio, continued deterioration in the regional economic conditions as witnessed by our increased level of nonperforming loans, lower real estate values, charged-off loans, and our internal indicators reflecting increased past dues and troubled debt restructures.

Return on assets was (1.51%) compared to .57%, and return on equity was (18.99%) compared to 6.94% for the three-month periods ended December 31, 2009 and 2008, respectively.  For the 12-month periods ended December 31, 2009 and 2008, respectively, return on assets was (0.03%) compared to .71%, and return on equity was (0.42%) compared to 8.20%.

“During the past year we worked to meet the loan needs of our community in a challenging economy.  While there were signs that the national economy was improving, we saw continued deterioration in economic activity beginning in the fourth quarter and continuing through the winter.  Because of these two primary factors, more of our customers were adversely impacted by the slower economy and the harsh winter.  Thus, we increased our reserves and took a more aggressive approach in dealing with our problem assets, which directly impacted earnings.  We continue to work to support our local community and to manage conservatively during this difficult period.  As we have stated previously, this is and has been a long and deeper slow down in the economy, and it will take a longer time for correction.  We will continue to provide the level of service that defines us as a community bank and will work with our customers through this extroidinary period”, said G. Gordon Greenwood, President and Chief Executive Officer.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville.  Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust.  The Bank operates five full-service banking offices in Buncombe County, North Carolina – Downtown Asheville, Candler, Leicester, South Asheville and Reynolds.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	% change	2009	2008	% change
Consolidated earning summary:
Interest income	$2,689,965	$3,171,825	-15.2%	$12,197,941	$12,227,824	-0.2%
Interest expense	927,850	1,270,829	-27.0%	4,316,749	4,984,250	-13.4%
Net interest income	1,762,115	1,900,996	-7.3%	7,881,192	7,243,574	8.8%
Provision for loan losses	1,873,495	202,525	825.1%	3,218,400	711,285	352.5%
Net interest income after
provision for loan losses	(111,380)	1,698,471	-106.6%	4,662,792	6,532,289	-28.6%
Other income	446,532	407,609	9.6%	1,782,796	1,624,110	9.8%
Other expenses	1,798,294	1,620,863	11.0%	6,799,336	6,132,224	10.9%
Income (loss) before taxes	(1,463,142)	485,217	-401.5%	(353,748)	2,024,175	-117.5%
Income taxes (benefit)	(600,485)	203,529	-395.0%	(280,526)	722,863	-138.8%
Net income (loss)	$(862,657)	$281,688	-406.3%	$(73,222)	$1,301,312	-105.6%
Basic net income (loss) per common share	$(0.40)	$0.13	-407.7%	$(0.03)	$0.61	-104.9%
Diluted net income (loss) per common share	(0.40)	0.12	-433.3%	(0.03)	0.57	-105.3%
Average Shares - Basic	2,147,575	2,124,622	1.1%	2,144,658	2,121,308	1.1%
Average Shares - Diluted	2,147,575	2,253,846	-4.7%	2,144,658	2,271,977	-5.6%
Consolidated balance sheet data:
Total Assets				$223,755,740	$202,858,972	10.3%
Total Deposits				197,122,741	170,814,106	15.4%
Loans (gross)				185,474,873	171,239,692	8.3%
Investments				25,046,500	23,778,449	5.3%
Shareholders' Equity				16,844,208	16,510,571	2.0%
Consolidated average balance sheet data:
Total Assets	$226,535,958	$197,854,734	14.5%	$218,959,327	$184,321,441	18.8%
Total Deposits	198,443,652	170,545,425	16.4%	190,575,844	157,913,218	20.7%
Loans (gross)	186,053,433	165,675,893	12.3%	180,310,653	149,214,736	20.8%
Investments	22,238,326	23,695,793	-6.2%	22,909,958	25,151,968	-8.9%
Shareholders' Equity	18,020,645	16,149,305	11.6%	17,517,808	15,860,596	10.5%
Consolidated performance ratios:
Return on average assets*	-1.51%	0.57%		-0.03%	0.71%
Return on average equity*	-18.99%	6.94%		-0.42%	8.20%
Capital to Assets	7.95%	8.16%		8.00%	8.60%
Consolidated asset quality data and ratios:
Nonaccrual loans				$22,870,696	$268,053	8432.2%
Restructured loans				2,591,289	48,049	5293.0%
Accruing loans 90 days past due				-	-	0.0%
Nonperforming loans				25,461,985	316,102	7955.0%
Foreclosed properties				511,112	205,006	149.3%
Nonperforming assets				25,973,097	521,108	4884.2%
Restructured loans not included in categories above				7,748,562	-	0.0%
Allowance for loan losses				3,512,263	2,529,981	38.8%
Loans charged off				2,266,482	319,933	608.4%
Recoveries of loans charged off				30,364	48,504	-37.4%
Net loan charge-offs				2,236,118	271,429	723.8%
Net charge-offs to average loans*				1.24%	0.18%	588.9%
Nonperforming loans to total loans				13.73%	0.18%	7527.8%
Nonperforming asets to total assets				11.61%	0.26%	4418.7%
Allowance coverage of nonperforming loans				13.79%	800.37%	-98.3%
Allowance for loan losses to gross loans				1.89%	1.48%	27.7%

*Annualized based on number of days in the period.

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Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
	Quarters Ended
	Dec 30,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2009	2009	2009	2009	2008
Consolidated earning summary:
Interest income	$2,689,965	$3,207,708	$3,236,606	$3,063,662	$3,171,825
Interest expense	927,850	1,042,572	1,153,254	1,193,073	1,270,829
Net interest income	1,762,115	2,165,136	2,083,352	1,870,589	1,900,996
Provision for loan losses	1,873,495	869,015	221,310	254,580	202,525
Net interest income after provision for loan losses	(111,380)	1,296,121	1,862,042	1,616,009	1,698,471
Other income	446,532	463,466	464,591	408,207	407,609
Other expenses	1,798,294	1,616,278	1,688,876	1,695,888	1,620,863
Income (loss) before taxes	(1,463,142)	143,309	637,757	328,328	485,217
Income taxes (benefit)	(600,485)	11,686	203,888	104,385	203,529
Net income (loss)	$(862,657)	$131,623	$433,869	$223,943	$281,688
Basic net income (loss) per common share	$(0.40)	$0.06	$0.20	$0.10	$0.13
Diluted net income (loss) per common share	(0.40)	0.06	0.19	0.10	0.12
Average Shares - Basic	2,147,575	2,146,817	2,146,132	2,136,837	2,124,622
Average Shares - Diluted	2,147,575	2,244,029	2,257,363	2,251,225	2,253,846
Consolidated balance sheet data:
Total Assets	$223,755,740	$223,587,462	$223,524,119	$214,202,340	$202,858,972
Total Deposits	197,122,741	195,756,057	195,449,346	186,453,881	170,814,106
Loans (gross)	185,474,873	185,441,835	180,614,075	175,006,653	171,239,692
Investments	25,046,500	22,414,711	22,998,342	23,518,059	23,778,449
Shareholders' Equity	16,844,208	17,845,457	17,401,159	16,971,583	16,510,571
Consolidated average balance sheet data:
Total Assets	$226,535,958	$224,637,174	$217,599,672	$207,155,031	$197,854,734
Total Deposits	198,443,652	196,112,318	189,745,214	177,720,929	170,545,425
Loans (gross)	186,053,433	184,061,988	177,779,049	173,165,289	165,675,893
Investments	22,238,326	22,646,050	23,142,396	23,631,269	23,695,793
Shareholders' Equity	18,020,645	17,804,500	17,374,418	16,856,942	16,149,305
Consolidated performance ratios:
Return on average assets*	-1.51%	0.23%	0.80%	0.44%	0.57%
Return on average equity*	-18.99%	2.90%	10.02%	5.39%	6.94%
Capital to Assets	7.95%	7.95%	7.98%	8.14%	8.16%
Consolidated asset quality data and ratios:
Nonaccrual loans	$22,870,696	$6,078,050	$2,222,060	$1,078,680	$268,053
Restructured loans	2,591,289	95,000	-	-	48,049
Accruing loans 90 days past due	-	-	-	-	-
Nonperforming loans	25,461,985	6,173,050	2,222,060	1,078,680	316,102
Foreclosed properties	511,112	636,219	243,006	205,006	205,006
Nonperforming assets	25,973,097	6,809,269	2,465,066	1,283,686	521,108
Restructured loans not included in categories above	7,748,562	1,136,527	798,197	703,642	-
Allowance for loan losses	3,512,263	3,519,884	2,847,508	2,677,865	2,529,981
Loans charged off	1,886,088	201,398	61,303	117,693	36,759
Recoveries of loans charged off	4,972	4,759	9,636	10,997	8,971
Net loan charge-offs	1,881,116	196,639	51,667	106,696	27,788
Net charge-offs to average loans*	4.01%	0.42%	0.12%	0.25%	0.07%
Nonperforming loans to total loans	13.73%	3.33%	1.23%	0.62%	0.18%
Nonperforming assets to total assets	11.61%	3.05%	1.10%	0.60%	0.26%
Allowance coverage of nonperforming loans	13.79%	57.02%	128.15%	248.25%	800.37%
Allowance for loan losses to gross loans	1.89%	1.90%	1.58%	1.53%	1.48%

* Annualized based on number of days in the period.

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